UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CYBEX INTERNATIONAL, INC.

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CYBEX INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2011

The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the “Company”), will be held at the Company’s executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Wednesday, May 25, 2011 at 2:00 P.M., local time, for the following purposes:

1.	To elect three directors.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 8, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS, OR VOTE YOUR PROXY BY TELEPHONE OR THE INTERNET AS OUTLINED BY THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors

Joan Carter

Secretary

Medway, Massachusetts

April 14, 2011

CYBEX INTERNATIONAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 25, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex International, Inc. (“Cybex” or the “Company”) to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 25, 2011 and at any adjournments of the meeting (the “Annual Meeting”). Shareholders of record at the close of business on April 8, 2011 will be entitled to notice of, and to vote at, such meeting.

The mailing address of the Company’s principal executive offices is 10 Trotter Drive, Medway, Massachusetts 02053. The approximate date on which this Proxy Statement and the form of proxy were first accessible to the shareholders of the Company was April 14, 2011.

This year, the Company is taking advantage of Securities and Exchange rules that allow issuers to furnish proxy materials to their shareholders on the Internet. On approximately April 14, 2011, the Company will mail a notice to its shareholders providing instructions as to how they can access and review this Proxy Statement on the Internet. Shareholders will not receive a printed copy of the proxy materials unless they request one.

The Annual Report of the Company for the year ended December 31, 2010, including audited consolidated financial statements, is available online or will be mailed to Shareholders at their request.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2011

The proxy statement and annual report are available at www.cfpproxy.com/0666

VOTING RIGHTS

As of the close of business on the record date, the Company had outstanding 17,120,383 common shares, par value $.10 per share (“Common Shares”). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Company in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and any other matters which may come before the meeting. If such a majority is represented at the meeting, then the nominees for director who receive the highest number of votes cast will be elected. The affirmative vote of at least a majority of the votes cast is required for the approval of any other matter coming before the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

ELECTION OF DIRECTORS

(Proposal No.1)

The Board of Directors currently consists of eight directors divided into three classes. Three persons are to be elected to the Board of Directors at the Annual Meeting, each to serve until the 2014 Annual Meeting. Management’s nominees for election as directors are Joan Carter, John McCarthy and Robert E. Smyth. The Company’s remaining five directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the three nominees named above, unless instructions to the contrary are given therein. Proxies may not be voted for a greater number of persons than the number of nominees named below.

The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Board of Directors of the Company may select.

Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

The following table lists the name, age, principal occupation and certain business experience and qualifications of each of the three nominees and the five continuing directors of the Company whose terms of office will continue after the Annual Meeting, the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Company.

With the exception of Mr. Aglialoro and Ms. Carter, who are married, there are no family relationships between the directors and executive officers of the Company.

Name	Age at April 14, 2011	Principal Occupation and Certain Business Experience and Qualifications	Year Term Will Expire	Year First Became Director
Nominees for Director

Joan Carter	67	President of UM Holdings Ltd., which she co-founded in 1973. She served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997. Director, Penn Mutual Life Insurance Company. She is a former member and Chairman of the Board of the Federal Reserve Bank of Philadelphia. During the last five years, Ms. Carter also served on the Board of Directors of CarrAmerica Realty Corporation. We believe that Ms. Carter’s qualifications to serve on our Board include her experience as an entrepreneur, business owner and senior executive of numerous companies, her history with our Company or its predecessors dating to 1983, and her service on other boards of directors, both public and private.	2014	1997

Name	Age at April 14, 2011	Principal Occupation and Certain Business Experience and Qualifications	Year Term Will Expire	Year First Became Director
John McCarthy	74	Retired. Executive Director, International Health, Racquet and Sportsclub Association (IHRSA) from 1981 to 2006. Director, Marquette Bank and World Health Inc. We believe that Mr. McCarthy’s qualifications to serve on our Board include his in-depth knowledge of the fitness industry, including as the executive director of a major industry trade group for 25 years.	2014	2006

Robert E. Smyth	64	Banking consultant. Employed by Citizens Financial Group from 2002 to 2009, including his role as Chairman, CEO and President of Citizens Bank of Massachusetts. We believe that Mr. Smyth’s qualifications to serve on our Board include his background in the banking industry where he has served over 35 years, his business and financial acumen derived from serving as a senior executive in large banking organizations, and his leadership positions in a number of charitable activities.	2014	2009

Continuing Directors

John Aglialoro	67	Chief Executive Officer of the Company since 2000. Chairman and Chief Executive Officer of UM Holdings Ltd., which he co-founded in 1973. He served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997. We believe that Mr. Aglialoro’s qualifications to serve on our Board include his background as an entrepreneur in which he has been the founder and/or principal executive officer of numerous companies, his history with our Company or its predecessors dating to 1983, and his knowledge of our business and affairs as CEO since 2000.	2012	1997

Name	Age at April 14, 2011	Principal Occupation and Certain Business Experience and Qualifications	Year Term Will Expire	Year First Became Director

James H. Carll	62	Chairman, Archer & Greiner, A Professional Corporation, a law firm in which he has been a stockholder since 1983. Archer & Greiner acts as general counsel for the Company. We believe that Mr. Carll’s qualifications to serve on our Board include his 35 years experience as a corporate attorney in which he has advised numerous businesses, his ability to advise the Company on legal and regulatory matters, his leadership role in a regional law firm, and his service on other boards of directors, both public and private.	2013	1997

Arthur W. Hicks, Jr.	52	President of the Company since 2008, its Chief Operating Officer since 2006 and its Chief Financial Officer since 2002. Prior to 2006, he was employed by UM Holdings Ltd., Chief Financial Officer since 1988. He served as a Director of Trotter Inc. from 1994 to its merger with the Company in 1997. We believe that Mr. Hicks’ qualifications to serve on our Board include his business and financial background derived from senior financial and operational positions over a 25 year period, his financial and accounting expertise as a certified public accountant, and his knowledge of our business, finances and affairs through serving as our President and Chief Financial Officer.	2013	1997

Jerry Lee	74	Retired. Partner of Ernst & Young, LLP from 1969 to 1995, including managing partner of the Philadelphia office from 1979 to 1989. He served as a Director of Trotter, Inc. from 1996 to its merger with the Company in 1997. We believe that Mr. Lee’s qualifications to serve on our Board include his service as a partner of an international accounting firm, including managing partner of a major office of that firm for ten years, his expertise which qualifies him as our “financial expert” as defined in Item 407(d) of Regulation SK, and his general knowledge and business acumen derived from providing services to numerous businesses.	2012	1997

Name	Age at April 14, 2011	Principal Occupation and Certain Business Experience and Qualifications	Year Term Will Expire	Year First Became Director

Harvey Morgan	69	Managing Director, Bentley Associates L.P., investment bankers, since 2004. Director, Family Dollar Stores, Inc. and CryoLife, Inc. During the last five years, Mr. Morgan also served on the Board of Directors of Burlington Coat Factory Warehouse Corporation. We believe that Mr. Morgan’s qualifications to serve on our Board include his over forty years in the investment banking industry where he has advised numerous businesses, his business and financial expertise, and his service on other boards of directors, both public and private.	2013	2003

CORPORATE GOVERNANCE

Director Independence

It is the policy of the Company that a majority of the Board of Directors consist of independent directors. The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards. The Company’s Director Independence Standards can be accessed electronically at the Company’s website, www.cybexinternational.com.

Based on these standards, the Board has determined that each of the following non-employee directors is independent: James H. Carll, Jerry Lee, John McCarthy, Harvey Morgan and Robert Smyth. The Board also determined that Milton Leontiades, Ph.D., who served as a director during 2010, was independent.

In addition, based on such standards, the Board determined that John Aglialoro is not independent because he is the Chief Executive Officer of the Company; Arthur W. Hicks, Jr. is not independent because he is the President, Chief Operating Officer and Chief Financial Officer of the Company; and Joan Carter is not independent because she is married to John Aglialoro. Mr. Aglialoro and Ms. Carter, collectively with their affiliates, beneficially own approximately 49.5% of the outstanding Common Shares.

Nominations for Directors

The Company’s Nominating Committee will consider nominees to the Board of Directors recommended by security holders. Any such recommendations should be made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations for 2012 Annual Meeting.” Stockholder nominees that comply with these procedures will receive the same consideration as nominees received from other sources.

Qualifications considered by the Nominating Committee in assessing director candidates include an understanding of business and financial affairs and the complexities of a business organization, a genuine interest in representing all of the shareholders and the interest of the Company overall, a willingness and ability to spend the necessary time required to function effectively as a director, an open-minded approach to matters and the resolve to independently analyze matters presented for consideration, and a reputation for honesty and integrity. The Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. It is the policy of the Board of Directors that a majority of the members of the Board be independent as defined by Securities and Exchange Commission rules, the NASDAQ listing standards and the Cybex Director Independence Standards.

Meetings of the Board of Directors

The Board of Directors of the Company held seven meetings during 2010. All directors attended more than 75% of the meetings of the Board and their respective Board committees.

Committees of the Board of Directors

The Board of Directors has standing Executive, Compensation, Nominating and Audit Committees. In addition, Messrs. Carll, Lee, McCarthy, Morgan and Smyth form an Independent Directors Committee, which meets periodically in executive session.

Executive Committee The Executive Committee consists of Joan Carter, James H. Carll and John Aglialoro (Chair). The Executive Committee has, with certain exceptions, the authority of the Board of Directors. The Executive Committee did not meet during 2010 but did act by written consent.

Compensation Committee The Compensation Committee currently consists of John McCarthy, Robert Smyth and James H. Carll (Chair). Each member of the Committee is independent as defined in the NASDAQ listing standards and the Company’s Director Independence Standards. The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The Committee, through its Stock Option Subcommittee, also administers the Company’s stock option plans, awarding stock options to key employees and nonemployee directors of the Company and determining the terms and conditions on which the options are granted. The Compensation Committee functions pursuant to a written charter adopted and approved by the Board of Directors, which can be accessed electronically at the Company’s website, www.cybexinternational.com. The Committee held two meetings during 2010.

Nominating Committee The Nominating Committee currently consists of John McCarthy, Harvey Morgan and James Carll (Chair). Each member of the Committee is independent as defined in the NASDAQ listing standards and the Company’s Director Independence Standards. The Nominating Committee functions pursuant to a written charter adopted and approved by the Board of Directors, which can be accessed electronically at the Company’s website, www.cybexinternational.com. The Committee held two meetings during 2010.

The Nominating Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board director candidates for election at the annual meeting of shareholders, recommends to the Board the individual or individuals to be elected Chairman of the Board and Chief Executive Officer, considers the Chief Executive Officer’s recommendations for election as officers of the Company and recommends such to the Board, and recommends the assignment and rotation of members of the Committees of the Board.

Audit Committee The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, consists of Harvey Morgan, Robert E. Smyth and Jerry Lee (Chair). The Committee has the responsibility and authority described in its charter, which can be accessed electronically at the Company’s website, www.cybexinternational.com. It is responsible for appointing the Company’s independent registered public accounting firm, approving the compensation paid to the independent registered public accounting firm and approving the services performed by the independent registered public accounting firm. The Audit Committee works closely with management and the independent registered public accounting firm and discusses and consults with management, the independent registered public accounting firm and the full Board with respect to the Company’s financial statements, accounting principles and reporting practices and its system of internal accounting controls. The Committee held eight meetings in 2010.

The Board of Directors has determined that the Audit Committee has at least one member (Mr. Lee) who is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. All members of the Audit Committee are independent, as defined by the NASDAQ listing standards and the Company’s Director Independence Standards.

Communications with the Board

Individuals may communicate with the Board by mailing the communication to Cybex International, Inc., Shareholder Communications, 10 Trotter Drive, Medway, MA 02053, to the attention of the Corporate Secretary. Communications that are intended specifically for non-management directors should be sent to the same address, to the attention of the Chair of the Audit Committee.

Director Attendance at Annual Meetings

It is the policy of the Company that all directors attend the Company’s Annual Meetings, absent illness or other unusual circumstances. All members of the Board attended the 2010 Annual Meeting.

Code of Ethics

Cybex has adopted, in addition to a Code of Corporate Conduct applicable to all of its officers and employees, a Code of Ethics specifically pertaining to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and other senior officers performing similar financial management functions. The Code of Corporate Conduct and the Code of Ethics can be accessed electronically at the Company’s website, www.cybexinternational.com. Cybex intends to utilize its website for any required disclosures with respect to amendments to or waivers of any provision of the Code of Ethics.

Board Leadership Structure

John Aglialoro serves as the Chairman of the Board of Directors and our Chief Executive Officer. The Board believes that the combination of these two roles is an appropriate structure for the CEO to efficiently and effectively execute his duties and responsibilities and to keep the Board informed about matters pertaining to the Company. The Board also believes that its policies that a majority of the Board be composed of independent directors and that the Audit, Compensation, and Nominating Committees be composed exclusively of independent directors provide an appropriate balance of power and authority. While we do not have a lead director, our Independent Directors Committee, composed entirely of our independent directors, periodically meets in executive session and is chaired by John McCarthy.

The Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving reports and updates from members of senior management or third parties such as attorneys and auditors on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, external and reputational risks. Areas of focus include, but are not limited to, cash management; credit risk management; information technology controls; disaster preparedness; financial reporting controls; potential impact of external factors on the Company and its industry, including the economy, technology and changes in sources of demand; contingent liabilities; insurance coverage; and compliance with the Company’s Code Of Corporate Conduct and Code of Ethics. The full Board (or the appropriate Committee in case of risks that are under the purview of a particular Committee) receives these reports and updates to enable it to understand our risk identification, management and mitigation strategies. When a Committee considers a specific risk, the Chairman of the Committee reports to the full Board as appropriate. This enables the Board and its Committees to coordinate the risk oversight role.

Approval of Related Person Transactions

The Board’s Policy with Respect to Approval of Related Person Transactions provides that all related person transactions must be approved by the Audit Committee or, at the request of the Audit Committee, the Independent Directors Committee. This policy is in addition to, and not in limitation of, the authority of the Audit Committee pursuant to the Code of Corporate Conduct and the Code of Ethics.

For purposes of this Policy, a related person transaction means a financial transaction, arrangement or relationship required to be disclosed in a proxy statement in which Cybex is a participant and in which a related person has a direct or indirect interest. A “related person” includes all directors, nominees for directors and executive officers of the Company and their respective immediate family members, as well as any holder of more than 5% of Common Shares or an immediate family member of such holder.

The Audit Committee considers such factors it deems appropriate in determining whether to approve the related person transaction, including whether the terms are fair to the Company, whether the transaction is material to the Company, the role the related person has played in arranging the transaction, the structure of the transaction, and the interest of all related persons in the transaction.

Pursuant to the Policy, a director or executive officer contemplating or becoming aware of a related person transaction is required to notify the Chair of the Audit Committee and, as a general matter, related person transactions are to be approved in advance.

The Policy with Respect to Approval of Related Person Transactions can be accessed electronically at the Company’s website, www.cybexinternational.com.

Certain Relationships and Related Transactions

John Aglialoro, the Company’s Chairman and Chief Executive Officer, Joan Carter, Director, and UM Holdings Ltd. (“UM”) collectively beneficially own approximately 49.5% of the Company’s Common Shares.

Mr. Aglialoro and Ms. Carter are executive officers, directors and the principal stockholders of UM. Arthur W. Hicks, Jr., the Company’s President, Chief Operating Officer and Chief Financial Officer, was employed by UM prior to 2006 and continues to act as its chief financial officer. UM provides to the Company office space, office support and tax services for which Cybex reimbursed UM at the rate of $145,155 in 2010. These arrangements have been considered by the Independent Directors Committee and found to be fair and in the interest of the Company.

James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Company. The Company paid Archer & Greiner $647,000 in 2010. Archer & Greiner also acts as counsel to UM and Mr. Carll serves on its Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors consists entirely of independent directors. Its primary function is to review and approve or make recommendations to the Board of Directors concerning our executive compensation and benefit policies, including for the Named Executive Officers. Throughout this proxy statement, the Chief Executive Officer, the President/Chief Operating Officer/Chief Financial Officer and the other executive officers included in the Summary Compensation Table found below are referred to as the Named Executive Officers.

Compensation Philosophy and Objectives. The Committee believes that the most effective compensation program is one that provides executives with competitive base salaries combined with significant at-risk incentives designed to promote both our current and long-term strategic business goals. Compensation should reward results, not effort, and be tied to shareholder value.

Our executive compensation programs are designed to:

1.	Align the interests of executive officers with the long-term interests of shareholders.

2.	Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

3.	Support an environment that rewards executive officers based upon corporate results.

4.	Attract and retain executive officers best qualified to promote our long-term success.

The Compensation Decision-Making Process. The Compensation Committee is authorized to make all decisions pertaining to our executive compensation. When considering option grants, the Committee acts through the Stock Option Subcommittee, which is composed solely of directors that meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee is authorized to ask the Independent Directors Committee to consider or approve specific matters. For example, compensation decisions pertaining to the Chief Executive Officer and the President/Chief Operating Officer/Chief Financial Officer are considered and approved by the Independent Directors Committee.

Salary increases and general compensation policies for officers are recommended to the Compensation Committee by the Chief Executive Officer. Our staff, most particularly the Director of Human Resources, provides support to the Committee. In addition, Joan Carter, director, acts as a liaison between management and the Compensation Committee. While the Committee believes these individuals are valuable resources, the Compensation Committee meets solely in executive session, with no other individuals present, when deliberating upon and approving executive compensation issues. While the Committee is authorized to utilize a compensation consultant of its choosing, it has not retained a consultant in recent years.

The Compensation Committee utilizes “tally sheets” when considering the compensation for executive officers for the next year. These tally sheets are designed to set forth in one place the total compensation of each officer for the current year (including salary, projected incentive compensation, options and any other form of compensation). The Committee also reviews other relevant information, including the outstanding options held by each executive officer and potential sums payable upon termination of employment. The Committee believes that utilizing tools such as tally sheets is helpful in providing a clear picture of the total compensation package which is available to the executive officers.

In making executive officer compensation decisions for the next year, the Committee reviews comparative compensation data. Since our major competitors are predominantly either privately held companies or subsidiaries of larger corporate conglomerates, it is difficult to obtain meaningful specific comparative data for our direct competitors. For several years the Committee has utilized comparative survey data from Salary.com. This information is based upon survey results of numerous durable good manufacturers with 500 to 1,000 employees located within the geographic area in which the specific executive officer is based. The Salary.com data includes, for each officer, benchmark information for the position occupied by the executive officer and predictive data taking into account specific attributes of the individual such as education, years in position and the number of employees reporting to the officer. The Committee also considers the arithmetic average between the benchmark and the predictive figures. While the Salary.com data is the principal comparative compensation information which the Committee utilizes, we also consult other data. For example, the Committee studies the proxy statement compensation sections of those companies composing the peer group in the performance graph included within our Report on Form 10-K

While the Committee views all of the foregoing comparative data as important, this information is used as a guide to aid the Compensation Committee and not as the sole determinative factor. The Committee considers and views as equally relevant the landscape in the employment market in which we compete, industry competitive conditions, individual executive officer performance during the year and overall Company performance.

2010 Executive Compensation Components. The basic components of executive officer compensation for 2010 consisted of base salary, the potential for performance-based compensation having both annual and longer term incentives in the form of an incentive compensation bonus program for senior management, and long term incentives in the form of stock options. The components of executive compensation are generally the same for all Named Executive Officers.

The executive officers also participate in employee benefit plans available generally to our employees. Our employees, including the Named Executive Officers, can participate in our 401(k) plan, but we do not offer a defined benefit pension plan or non-qualified deferred compensation. While we provide an automobile for Mr. Aglialoro’s use, the Company does not provide the Named Executive Officers with significant perquisites or other personal benefits.

Base Salary: Base salary is designed to be competitive and to attract and retain talented employees over time. The base salary of executive officers is targeted to be consistent with the salaries which we find in the market place for individuals holding similar executive positions and, as a general matter, is at the median in the peer data which the Committee reviews.

Performance-Based Incentive Compensation. To reinforce the attainment of our goals, the Committee believes that a significant portion of the compensation of the Named Executive Officers should be in form of variable incentive pay. Under our 2010 management incentive compensation bonus program, our executive officers could earn bonuses based upon our performance for the year measured by targeted levels of operating income. These bonuses are designed to provide both an annual incentive and a longer term incentive, by being payable partially in cash and partially in restricted stock, vesting in three equal annual installments.

Under the 2010 management incentive compensation bonus program, the CEO could earn a bonus of 10% of base salary if 2010 operating income, before taking into account any bonuses earned, approximated budgeted operating income. Higher levels of bonuses equal to 40% or 75% of base salary could be earned if operating income, before taking into account any bonuses earned, exceeded the bonus threshold by $3,200,000 and $6,800,000, respectively. The President could earn bonuses of 10%, 35% or 70%, and officers at the Senior Vice President level bonuses of 10%, 30% or 60%, of base salary, depending upon which level of operating income is met.

The Company in 2010 incurred a large litigation charge resulting from a December 2010 product liability verdict which the Board believes was in error and as to which the Company is vigorously pursuing all avenues to reverse or substantially reduce. The Compensation Committee recommended and the Board approved that operating income before such charge be utilized to determine whether the threshold bonus level was met under the 2010 management incentive compensation bonus program. Accordingly, a bonus at the threshold level was determined payable to the participants under the 2010 program. The Board further determined that, in light of the depressed market price for the Company’s common stock that followed immediately after the announcement of the verdict, an excessive number of shares would be issued if a portion of such bonus was paid in restricted stock, and accordingly these bonuses were paid entirely in cash.

Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of our stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of our shareholders. Option grants are viewed as an important tool to help build management ownership and to provide long-term incentives.

Option grants are issued at a per share exercise price equal to the closing market price of the underlying Common Shares on NASDAQ on the specified grant date. Outstanding stock options are reviewed at least annually by the Committee. As a general matter, options are issued to officers upon hire and promotion. In the normal course, the Stock Option Subcommittee will consider and approve option grants at its next regularly scheduled meeting after such event, which options are then granted on the same day as Subcommittee approval or a specifically designated later date. During 2010, no options were granted to the Named Executive Officers for this purpose.

The Subcommittee recognized that management faced a challenging environment in 2009 and that management energetically responded to these challenges. As a reward for and in appreciation of these efforts, the Subcommittee considered and approved on December 7, 2009 a broad based option award to officers and key employees with a specified grant date of January 1, 2010. Pursuant to this authorization, a total of 222,000 options were granted to approximately 40 employees, of which 85,000 options were granted to the executive officers. For further information with respect to options to the Named Executive Officers, see the tables under the headings “Summary Compensation Table” and “Outstanding Equity Awards.”

Analysis. We believe that executive officer compensation should be both competitive and reasonable, with a significant portion of potential compensation at risk based upon Company performance.

Base salary of executive officers is targeted to be consistent with the competitive salaries which we find in the market place and, as a general matter, to be at the median in the peer data which the Committee considers. The Committee considers raises to base salary on an annual basis. In light of the uncertain general and industry economic conditions we have faced the last several years, executive compensation levels were lower in 2009 than 2008 and the same level in 2010 compared to 2008. Recognizing the effort and attitude of our employees, the Board, at the recommendation of the Committee, increased salaries for 2011, both to reward our executives and in an effort to maintain executive officer salaries at the peer level.

We believe that a significant portion of potential executive officer compensation should be variable and at risk based upon Company performance. Accordingly, at the recommendation of the Committee, the Board adopted the 2010 management incentive compensation bonus program. This program provided executive officers the ability to earn significant additional compensation, but only if Company performance targets were met. The CEO could earn a bonus of 10% of base salary if 2010 operating income, before taking into account any bonuses earned, approximated budgeted operating income. Higher levels of bonuses equal to 40% or 75% of base salary could be earned if operating income, before taking into account any bonuses earned, exceeded the bonus threshold by $3,200,000 and $6,800,000, respectively. The President could earn bonuses of 10%, 35% or 70%, and officers at the Senior Vice President level bonuses of 10%, 30% or 60%, of base salary, depending upon which level of operating income was met. A similar program has been adopted for 2011, with the threshold level based on budgeted operating income, before taking into account any bonuses earned, with higher levels of bonus possible if operating income before bonus exceeds budget by $4,000,000 or $8,000,000. As discussed above, the Board, at the recommendation of the Committee, has approved a bonus at the threshold level under the 2010 program.

We believe that operating income represents a good reflection of overall operating performance. Our budgeting process produces a Board-approved budget which sets operating income at a level that can only be met with strong performance. Accordingly, the Committee believes that targeting budgeted operating income as the first threshold to earn the bonus, with significant increases above budgeted operating income for the higher targets, represents an appropriate and effective incentive for the officer to focus on strong Company operating performance.

While the bonus under the 2010 program was paid entirely in cash, we will pay out bonuses earned under the 2011 program 75% in cash and 25% in restricted stock, vesting in three equal annual installments. The cash portion is intended to provide an immediate reward for strong performance, while the restricted stock is designed to provide a longer term incentive and to align the interest of management more closely with the shareholders through stock ownership.

We believe that long term incentives further align the interests of management with the shareholders and that stock options are an effective mechanism to provide such long term incentive. The Committee also believes that stock option awards should be measured and reasonable in nature. Recognizing the dilutive effect that option grants can have on shareholder value, the Committee seeks to balance the need to provide management motivation with the shareholder cost of doing so. The goal is to use options as both a reward and a motivator.

The Board does not believe that it is appropriate for an executive to automatically receive a payment upon a change of control. Accordingly, executives will receive a change of control payment, generally equal to the amount of severance which would be payable upon a non-cause termination, only in the event that after a change of control the executive resigns after not being offered a position with comparable compensation. Mr. Aglialoro’s employment agreement does not, however, grant him such right. The Board also has required that bonuses paid pursuant to the management incentive compensation bonus program be subject to recovery as required by law, regulation or stock exchange rule if the performance measure upon which it was based is restated or otherwise adjusted in a manner that would reduce the size of the bonus.

The compensation arrangements provided to the Named Executive Officers are measured against the philosophies discussed above and have been determined by the Committee to be reasonable and appropriate. The base salary of each Named Executive Officers is consistent with the median in the peer data, except Mr. Giannelli for the reasons discussed below. Our management incentive compensation bonus programs are performance based and provide our officers the opportunity for significant incentive compensation. The option awards held by the Named Executive Officers provide an important link between the Named Executive Officers and the interests of shareholders, yet we believe the compensation cost we recognize with respect to these options awards is reasonable and not excessive.

While the components of executive compensation are generally the same for all Named Executive Officers, Mr. Giannelli’s compensation is at a higher level when compared to the peer median for his position. Prior to 2006, Mr. Giannelli participated in a Royalty Incentive Program in which he received royalties based upon sales of products he helped to design which were projected to significantly increase in future years. We and Mr. Giannelli entered into a new employment agreement in 2006 pursuant to which Mr. Giannelli agreed to forego future royalties under this program and we agreed to an annual salary for Mr. Giannelli of $300,000 with the potential for extended severance. In light of all relevant factors, the Board found this compensation arrangement to be fair and in the interest of the Company.

Chief Executive Officer Compensation. In determining Mr. Aglialoro’s compensation, the Board considers the compensation of chief executive officers at peer companies, the importance of Mr. Aglialoro’s services to the Company, and his performance, both short and long-term. The Independent Directors Committee of the Board, at the recommendation of the Compensation Committee, approved a base salary for Mr. Aglialoro of $535,000 per annum for 2010, returning his salary to 2008 levels, and $550,000 for 2011, placing him at the peer median.

Mr. Aglialoro also participates in the management incentive compensation bonus programs described above. Believing that it is appropriate and beneficial for the CEO and the President to have a higher portion of their potential compensation at risk and performance-based, the 2010 and 2011 management incentive compensation bonus program provides that these individuals can earn bonuses at a higher level than the other executive officers. Accordingly, Mr. Aglialoro is eligible under the 2011 program to earn a bonus equal to 10%, 40% or 75% of base salary depending upon which target level, if any, is met in 2011.

Mr. Aglialoro was granted a stock option for 20,000 shares with a specified grant date of January 1, 2010. In addition, he had been granted a 40,000 share option in a prior year. Separate from these option shares, Mr. Aglialoro is a significant shareholder in the Company (see “Security Ownership of Certain Beneficial Owners and Management”). The Board believes that Mr. Aglialoro’s stock ownership provides a significant incentive and aligns his interests directly with our shareholders. To the extent his performance as CEO translates into an increased value of our stock, all shareholders, including Mr. Aglialoro, will share the benefits.

Pay Equity. The Committee considers the relative pay of our Named Executive Officers for both internal and external fairness. Salary is based upon a variety of peer data, our own knowledge of industry competitive conditions, and the Committee’s analysis of individual executive performance. The potential incentive compensation is based on a percentage of salary. We do not provide material perquisites to our executives that are not provided to rank and file employees. We believe that this process has produced compensation packages that are balanced for both internal and external fairness.

Severance Policies. The severance and change of control policies of the Company are designed to facilitate our ability to attract and retain talented employees in a market where such mechanisms are commonly used. In the event we terminate an executive officer’s employment other than “for cause,” we are obligated to continue normal salary payments for a stated period of between 6 months to 24 months. Such severance in most cases is reduced by any salary earned by the executive in alternate employment during the severance period.

Executive officers do not automatically receive any benefit upon a change of control, except that in such an event all outstanding options and restricted stock automatically vest. If the executive is not offered a position with comparable compensation after a change of control, the executive generally has the right to resign and receive the severance that would otherwise be payable upon a non-cause termination. Mr. Giannelli’s employment agreement, pursuant to which he agreed to forego significant royalties, provides for extended severance upon a change of control in which he is not offered a position with comparable compensation. Mr. Aglialoro’s employment agreement does not include any change of control provisions.

For further information on potential payments upon termination of employment, see “Employment Agreements; Potential Payments upon Termination of Employment.”

Management Stock Ownership. While the Company does not have fixed stock ownership requirements for its executives, the Compensation Committee believes that stock ownership gives the executive a stake parallel to that of our other owners and promotes long-term management for the benefit of those owners. Accordingly, the Committee promotes management stock ownership through means such as stock options and utilizing restricted stock in its management incentive compensation bonus programs.

Tax and Accounting Considerations. As part of its role, the Committee reviews and considers the accounting and tax impact of executive compensation, including as follows:

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2010 did not exceed the $1,000,000 limit per officer, and the

Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Accounting for Stock-Based Compensation. We record stock-based compensation to recognize in our financial statements the costs of employee services received in exchange for an award of equity instruments, with such cost recognized over the period that the employee is required to perform services in exchange for the award. In 2010, we recorded stock-based compensation expense of $205,000 related to stock options granted to employees. While these charges are considered when granting stock options, in light of the level of charges they have not been a determining factor in the decision of whether to grant stock options.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees management incentive programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis found above, and have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

This report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference therein.

Members of the Compensation Committee

James H. Carll, Chair

John McCarthy

Robert E. Smyth

Compensation Committee Interlocks and Insider Participation

The Compensation Committee in 2010 consisted of James H. Carll (Chair), Milton Leontiades, Ph.D. and John McCarthy, and currently consists of James H. Carll (Chair), John McCarthy and Robert E. Smyth. James H. Carll is a stockholder of Archer & Greiner which acts as general counsel to the Company. See “Certain Relationships and Related Transactions.”

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for 2010, 2009 and 2008. The Named Executive Officers are the individuals who were, during 2010, the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($)(4) (i)		Total ($)(5) (j)
John Aglialoro	2010		$551,667	0	—	$15,400	$53,500	—		$29,469		$650,361
Chairman and Chief Executive Officer	2009		$518,010	0	—	—	—	—		$26,645		$544,655
	2008		$535,500	0	—	—	—	—		$33,122		$568,622

Arthur W. Hicks, Jr.	2010		$315,500	0	—	$11,550	$31,500	—		$1,248		$359,798
President, Chief Operating Officer and Chief Financial Officer	2009 2008	$ $	305,202 315,500	0 0	— —	— —	— —	— —	$ $	2,228 5,026	$ $	307,430 320,526

Ray Giannelli	2010		$300,000	0	—	$7,700	$30,000	—		$1,548		$339,248
Senior Vice President— Research & Development	2009		$290,192	0	—	—	—	—		$2,471		$292,663
	2008		$300,000	0	—	—	—	—		$5,471		$305,471

Edward Kurzontkowski	2010		$220,000	0	—	$7,700	$22,000	—		$576		$250,276
Senior Vice President— Manufacturing & Engineering	2009		$212,808	0	—	—	—	—		$1,235		$214,043
	2008		$220,000	0	—	—	—	—		$4,940		$224,940

Galen Lemar,	2010		$200,000	0	—	$7,700	$20,000	—		$2,376		$230,076
Senior Vice President/ President—Cybex Capital Corp.(6)	2009 2008	$ $	193,462 200,000	0 0	— —	— —	— —	— —	$ $	2,574 2,772	$ $	196,036 202,772

(1)	The amounts included in column (e) represent the compensation cost we recognized in the stated year related to stock awards potentially payable to each Named Executive Officer under our management incentive compensation bonus programs. Whether the award is earned and, if so, at what level is determined by company performance in the same year as the grant occurs. Accordingly, the actual amount earned is known and recorded in the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 (“2010 Annual Report”). No awards were earned under our 2008 management incentive compensation bonus program, no such program was adopted for 2009 and the bonus earned under the 2010 program was paid entirely in cash.

(2)	The amounts included in column (f) represent the grant date fair value of stock options granted to each Named Executive Officer in each of 2008, 2009 and 2010. Option grants are issued at a per share exercise price equal to the market price of our underlying Common Shares on the specified grant date. For a discussion of valuation assumptions made in determining grant date values, see Note 2 to our consolidated financial statements included in our 2010 Annual Report. There can be no assurance that the grant date fair value amounts will ever be realized. See the “Outstanding Equity Awards at December 31, 2010” for more information regarding option awards and outstanding options.

(3)	The amounts included in column (g) represent cash bonuses earned under our 2010 management incentive compensation bonus program. No bonus was earned under the 2008 program and no such program was adopted in 2009.

(4)	The aggregate value of perquisites and other personal benefits received by a Named Executive Officer during a year is not included if it does not exceed $10,000. The amounts shown in column (i) for 2010 are attributable to the following:

•

Mr. Aglialoro: $8,382 for group term life insurance; $21,087 for use of a company car (which amount represents a percentage of the aggregate cost of the vehicle to the Company during the year, including lease payments, fuel, tolls, maintenance and insurance costs, based upon Mr. Aglialoro’s personal use of the vehicle).

•	Mr. Hicks: $1,248 for group term life insurance.

•	Mr. Giannelli: $1,548 for group term life insurance.

•	Mr. Kurzontkowski: $576 for group term life insurance.

•	Mr. Lemar: $2,376 for group term life insurance.

(5)	The amount shown in column (j) for each Named Executive Officer represents the sum of all columns of the Summary Compensation Table.

(6)	Mr. Lemar resigned as an officer of the Company effective March 11, 2011.

Grants Of Plan-Based Awards For 2010

The following table provides information on incentive plan awards granted in 2010 to each of our Named Executive Officers. Stock options were issued to each Named Executive Officer during 2010.

Name (a)	Grant Date (1) (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock (#) (i)	All other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Stock and Option Awards ($)(3) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
John Aglialoro	1/1/10							—	20,000	$1.17	$15,400
	2/17/10	$40,125	$120,375	$240,750	$13,375	$40,125	$80,250	—			$0

Arthur W. Hicks, Jr.	1/1/10							—	15,000	$1.17	$11,550
	2/17/10	$23,625	$70,875	$141,750	$7,875	$23,625	$47,250	—			$0

Ray Giannelli	1/1/10							—	10,000	$1.17	$7,700
	2/17/10	$22,500	$67,500	$135,000	$7,500	$22,500	$45,000	—			$0

Edward Kurzontkowski	1/1/10							—	10,000	$1.17	$7,700
	2/17/10	$16,500	$49,500	$99,000	$5,500	$16,500	$33,000	—			$0

Galen Lemar	1/1/10							—	10,000	$1.17	$7,700
	2/17/10	$15,000	$45,000	$90,000	$5,000	$15,000	$30,000	—			$0

(1)	The Compensation Committee authorized the stock option awards on December 7, 2009 with a specified grant date of January 1, 2010.

(2)	The amounts shown in columns (c) through (h) reflect the possible payouts of awards granted pursuant to our 2010 management incentive compensation bonus program. Under this program, officers could earn bonuses based upon 2010 operating income targets established by our Compensation Committee. The amount shown in the “threshold,” “target” and “maximum” columns represents the amounts payable, respectively, if we met the three specified operating income targets under this program . The indicated amounts reflect a possible payout of the bonus 75% in cash and 25% in restricted stock. The Board of Directors determined after the end of 2010 that the bonus payable pursuant to the program would be paid entirely in cash. See the “Compensation Discussion and Analysis” section for more information regarding the management incentive compensation bonus program awards and performance measures.

(3)	Whether an incentive award is earned and, if so, at what level is determined by Company performance in the same year as the grant occurs. Accordingly, the actual amount earned is known and is recorded in our consolidated financial statements included in our 2010 Annual Report. The amounts indicated in column (l) for equity incentive awards reflect the actual amount so recorded in our financial statements; since the bonuses earned in 2010 were paid entirely in cash, the value indicated for the potential equity award is zero.

Outstanding Equity Awards At December 31, 2010

The following table sets forth information as of December 31, 2010 regarding outstanding equity-based awards to the Named Executive Officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
John Aglialoro	5,000	15,000	—	$1.17	1/1/20	—	—	—	—
	30,000	10,000	—	4.56	12/31/17	—	—	—	—

Arthur W. Hicks, Jr.	3,750	11,250	—	1.17	1/1/20	—	—	—	—
	18,750	6,250	—	4.56	12/31/17	—	—	—	—
	10,000	—	—	1.90	2/26/12	—	—	—	—
	25,000	—	—	1.30	4/30/13	—	—	—	—
	40,000	—	—	1.22	1/5/14	—	—	—	—

Ray Giannelli	2,500	7,500	—	1.17	1/1/20	—	—	—	—
	7,500	2,500	—	4.56	12/31/17	—	—	—	—

Edward Kurzontkowski	2,500	7,500	—	1.17	1/1/20	—	—	—	—
	7,500	2,500	—	4.56	12/31/17	—	—	—	—
	—	—	—	3.00	2/24/10	—	—	—	—
	10,000	—	—	1.75	12/26/11	—	—	—	—

Galen Lemar	2,500	7,500	—	1.17	1/1/20	—	—	—	—
	25,000	—	—	1.70	5/14/11
	50,000	—	—	1.22	1/5/14	—	—	—	—

(1)	Options generally vest and become exercisable in four equal annual installments commencing with the first anniversary of the grant date and expire on the date shown in clause (f) (which is the tenth anniversary of the grant date).

Option Exercises And Stock Vested In 2010

No stock options were exercised by the Named Executive Officers in 2010, and no stock awards vested during the year.

Equity Compensation Plan Information

The following table summarizes securities authorized for issuance under our equity compensation plans at December 31, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	791,125	$2.17	565,000	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	791,125	$2.17	565,000

(1)	Consists of 565,000 shares available for issuance under the Company’s 2005 Omnibus Incentive Plan. See Note 10 to the consolidated financial statements included in our 2010 Annual Report for a description of these plans.

Employment Agreements; Potential Payments upon Termination of Employment

We have entered into employment agreements with each of our executive officers. Under these agreements, the employment may be terminated with or without cause at any time. In the event that we terminate the officer’s employment other than “for cause”, we are obligated to continue normal salary payments for a stated period. Such severance in most cases is reduced by any salary earned by the executive in alternate employment during the severance period. This severance is in lieu of any other obligation to the executive except the executive is paid salary earned to the date of termination and has the same rights under benefit plans that are generally applicable to all employees. Upon death or disability, an executive is generally entitled to no additional benefits other than as provided to all employees under our benefit plans, including our disability and life insurance plans. In addition, any restricted stock held by an officer vests upon his or her death or permanent disability and outstanding stock options vest upon death. Outstanding options and restricted stock also automatically vest in full upon a change of control. At December 31, 2010, all unvested options held by the Named Executive Officers had exercise prices in excess of the then market price of the stock; as a result, no value would have been realized by the officer due to an accelerated vesting as of such date. For information pertaining to stock options and restricted stock held by the Named Executive Officers at year-end, see “Outstanding Equity Awards at December 31, 2010.”

An executive does not automatically receive any payments or other benefits upon a change of control, except that any outstanding options and restricted stock automatically vest in full in such event. The employment agreements generally provide that if the executive is not offered a position with comparable compensation upon a change of control, he or she may resign and receive the severance which would have been payable upon a non-cause termination. Mr. Aglialoro’s employment agreement does not, however, grant him such right. Pursuant to a 2006 amended employment agreement, Mr. Giannelli waived any right to significant royalty payments and, in return, we agreed among other things to provide extended severance to him upon a change of control as described below.

Pursuant to each employment agreement, the executive officer agrees not to compete with us or solicit our customers during his employment and for periods following employment varying from one to two years.

The following table sets forth certain information with respect to the severance potentially payable to, and post-employment non-compete and non-disclosure periods applicable to, the Named Executive Officers. The amounts shown assume that the employment of the officer terminated effective as of December 31, 2010 and are estimates of amounts which would have been payable to the executive upon termination. The actual amounts to be paid can only be determined at the time of the executive officer’s separation from us. Mr. Lemar voluntarily resigned as an officer in March 2011 and accordingly no severance was payable to him.

Name	2010 Salary	Resignation/ Termination With Cause	Termination Without Cause(1)	Change of Control(2)	Severance Period		Non-Compete/ Non-Disclosure Period
John Aglialoro	$535,000	$0	$1,070,000	$0	24 months		24 months

Arthur W. Hicks, Jr.	$315,000	$0	$315,000	$315,000	12 months		12 months

Ray Giannelli	$300,000	$0	$300,000	$900,000	12 months	(3)	12 months

Edward Kurzontkowski	$220,000	$0	$110,000	$110,000	6 months		12 months

Galen Lemar	$200,000	$0	$100,000	$100,000	6 months		12 months

(1)	Severance (except in the case of Mr. Giannelli) is reduced by any salary earned by the executive in alternate employment during the severance period.

(2)	No payments are automatically payable upon a change of control. However, if the executive is not offered upon a change of control a position with comparable compensation, he may resign and receive the indicated severance. Except in the case of Mr. Giannelli, severance is reduced by salary earned in alternate employment.

(3)	If Mr. Giannelli’s severance is payable in connection with a change of control, the severance period is to December 31, 2013.

Compensation of Directors

Our compensation program for nonemployee directors includes meeting fees and annual retainers. Directors who are employees do not receive such fees for serving on the Board.

Each nonemployee director receives an annual retainer of $30,000, payable in cash. Committee chairmen receive an annual cash retainer of $3,200, except the chairman of the Audit Committee whose annual retainer is $6,400. Nonemployee directors also receive $1,000 per day for each Board meeting attended, $500 per telephone meeting and $500 for each Committee meeting attended.

The following table summarizes the compensation paid to our nonemployee directors for 2010.

Director Compensation for 2010

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total $ (h)
James H. Carll	$41,200	—	$41,200

Joan Carter	36,000	—	36,000

Jerry Lee	61,900	—	61,900

Milton Leontiades, PhD(1)	35,000	—	35,000

John McCarthy	41,700	—	41,700

Harvey Morgan	56,643	—	56,643

Robert E. Smyth(2)	56,011	—	56,011

(1)	Dr. Leontiades resigned as a director during 2010.

(2)	Our 2005 Omnibus Incentive Plan provides that a newly elected director receives an automatic, one-time restricted stock award determined by dividing the annual retainer ($30,000) by the fair market value of our common stock on the date of grant. Pursuant to the Omnibus Incentive Plan, Mr. Smyth received an award of 23,256 shares of restricted stock upon his election to the Board in December 2009. These shares, which will vest in three equal annual installments commencing with the first anniversary of the award, were included in his director compensation for 2009 and accordingly are not included above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of Common Shares of the Company beneficially owned by each person known to us to own beneficially more than 5% of the Common Shares, by each director and nominee for director of the Company, by each of the Named Executive Officers identified herein under the caption “Summary Compensation Table”, except Mr. Lemar (who is no longer employed with us and as to whom the number of shares owned is not known), and by all directors and executive officers of the Company as a group as of the record date, April 8, 2011. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
UM Holdings Ltd. 56 Haddon Avenue Haddonfield, New Jersey 08033	6,931,328	(1)	40.4%

John Aglialoro, Chairman and CEO(2)	8,478,669	(3)(4)	49.4%

Joan Carter, Director(2)	8,478,669	(5)	49.4%

Grace & White, Inc.(6) 515 Madison Avenue, Suite 1700 New York, New York 10022	1,399,838		8.2%

Arthur W. Hicks, Jr., Director, President, COO and CFO	112,846	(4)	*

Ray Giannelli, Senior Vice President	15,698	(4)	*

Edward Kurzontkowski, Senior Vice President	25,815	(4)	*

James H. Carll, Director	44,346		*

Jerry Lee, Director	45,346		*

John McCarthy, Director	10,518		*

Harvey Morgan, Director	23,485		*

Robert E. Smyth, Director	23,256		*

All directors, nominees and executive officers as a group (consisting of 13 persons)	8,896,129	(4)	51.1%

*	Less than 1%

(1)	Represent shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corporation.

(2)	Mr. Aglialoro and Ms. Carter’s address is the same as UM Holdings Ltd.

(3)	Includes (a) 6,931,328 shares beneficially owned by UM Holdings Ltd., of which Mr. Aglialoro is a principal stockholder, executive officer and director; and (b) 757,192 shares owned by his wife, Joan Carter, as to which beneficial ownership is disclaimed.

(4)

The amount next to individual’s name includes shares which the individual has the right to acquire within sixty days through the exercise of stock options, as follows: Mr. Aglialoro, 35,000 shares; Mr. Giannelli, 10,000 shares; Mr. Hicks, 97,500 shares; Mr. Kurzontkowski, 20,000 shares. The number of shares which all directors and executive officers as a group have the right to acquire within sixty days is 278,500 shares of Company Common Stock. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to shares prior to acquisition. Shares beneficially owned by all directors and executive officers as a group include 8,478,669 shares beneficially owned by UM Holdings, Ltd., of which Mr. Aglialoro and Ms. Carter are principal stockholders.

(5)	Includes (a) 6,931,328 shares beneficially owned by UM Holdings Ltd., of which Ms. Carter is a principal stockholder, executive officer and director; (b) 755,149 shares owned by her husband, John Aglialoro, as to which beneficial ownership is disclaimed; (c) and 35,000 shares that her husband, John Aglialoro has the right to acquire within sixty days through the exercise of stock options, as to which beneficial ownership is disclaimed.

(6)	Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of l934 requires the Company’s officers and directors, and any persons who own more than ten percent of the Company’s Common Shares to file reports of initial ownership of the Company’s Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2010 all Section 16(a) filing requirements were complied with.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee on Audited Consolidated Financial Statements

The Audit Committee of the Board of Directors functions pursuant to a written charter adopted and approved by the Board of Directors. The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records, and financial controls of the Company.

Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (The Auditor’s Communication with Those Charged with Governance); (c) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Committee concerning independence; and (d) discussed with KPMG LLP its independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board. The Audit Committee also discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with management and KPMG LLP, to discuss the results of the audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference therein.

Members of the Audit Committee

Jerry Lee, Chair

Harvey Morgan Robert E. Smyth

Independent Registered Public Accountants

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. Representatives of KPMG LLP are expected to attend the 2011 Annual Meeting of Shareholders of the Company and will be afforded an opportunity to make a statement and to respond to appropriate questions.

Audit Fees

During the preceding two fiscal years, KPMG LLP provided services to the Company in the following categories and charged the amounts listed below:

	2010	2009
Audit Fees	$328,000	$322,000
Audit-Related Fees	—	—
Tax Fees	62,000	60,000
All Other Fees	—	—

The above tax fees predominantly relate to the preparation of corporate tax returns. The Audit Committee reviewed the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is the policy of the Audit Committee that all services provided by its independent registered public accounting firm are subject to prior Committee approval.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012 ANNUAL MEETING

Any proposals by a shareholder intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company no later than December 16, 2011 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Company’s Proxy Statement relating to such meeting.

The Company’s by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to the Corporate Secretary, Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2012 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 29, 2012.

SOLICITATION OF PROXIES

Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Company will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Company.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than the election of directors and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

By Order of the Board of Directors

Joan Carter

Secretary

Medway, Massachusetts

April 14, 2011

REVOCABLE PROXY

CYBEX INTERNATIONAL, INC.

2011 ANNUAL MEETING OF SHAREHOLDERS

PROXY FOR HOLDERS OF COMMON STOCK

MAY 25, 2011

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints ARTHUR W. HICKS, JR. and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 25, 2011, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä	FOLD AND DETACH HERE	Ä

CYBEX INTERNATIONAL, INC. — ANNUAL MEETING, MAY 25, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/0666

You can vote in one of three ways:

1.	Call toll free 1-866-564-2327 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/cybi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

0666

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CYBEX INTERNATIONAL, INC.	Annual Meeting of Shareholders MAY 25, 2011

	For	Withhold	For All Except
1. The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

(01) Joan Carter

(02) John McCarthy

(03) Robert E. Smyth

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against	Abstain
2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Mark here if you plan to attend the meeting			☐

Mark here for address change and note change			☐

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

Ã	Ã

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 25, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 25, 2011: 1-866-564-2327	Vote by Internet anytime prior to 3 a.m., May 25, 2011 go to https://www.proxyvotenow.com/cybi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/0666

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CYBEX INTERNATIONAL, INC.

				For	Withhold	For All Except
2011 ANNUAL MEETING OF SHAREHOLDERS PROXY FOR HOLDERS OF COMMON STOCK MAY 25, 2011		1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

The undersigned hereby appoints ARTHUR W. HICKS, JR. and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 25, 2011, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:

Joan Carter John McCarthy Robert E. Smyth
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Ã	Detach above card, sign, date and mail in postage paid envelope provided.	Ã

CYBEX INTERNATIONAL, INC.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/0666

To request a paper copy of these items, you will need your Shareholder Control Number that can be found in the lower right hand corner. Then, either:

➢  Call our toll-free number, (800) 951-2405; or

➢  Visit our website at http://www.cfpproxy.com/0666; or

➢  Send us an email at fulfillment@rtco.com.

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.

‘Shareholder Control Number’	0666